Exhibit 99.01

Tecogen Announces Second Quarter 2018 Results
Reporting $8.5 million in Revenue and 11.4% Top Line Growth

WALTHAM, Mass., August 14, 2018 - Tecogen® Inc. (NASDAQ:TGEN), a leading manufacturer of clean energy products which, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer's carbon footprint, reported consolidated revenues of $8,453,165 for the quarter ended June 30, 2018 compared to $7,590,540 for the same period in 2017, providing 11.4% growth in top line revenue. The energy production revenue from the sites of our wholly-owned subsidiary, American DG Energy, contributed $1,508,225 in revenue to the quarterly result. Consolidated gross profit for the second quarter of 2018 was $3,159,594 compared to $2,986,622 in the second quarter of 2017, an increase of 5.8%, or $172,972, in gross profit year over year.
As of the end of Q2 2018, on a trailing four quarters basis, revenue was a record of $37.4 million with revenue growth of 32.8% year over year and gross profit was a record $14.1 million.
Adjusted non-GAAP EBITDA(1), excluding the unrealized loss on EuroSite Power Inc.'s shares owned by American DG Energy, stock-compensation expense and merger related expenses from earnings, was negative $329,541 for the second quarter of 2018 versus positive $64,355 for the second quarter of 2017, a difference of $393,896. (Adjusted EBITDA is defined as net loss attributable to Tecogen, adjusted for interest, depreciation, amortization and accretion, stock-based compensation expense, unrealized loss on equity securities and merger related expenses. See table following the statements of operations for a reconciliation from net loss to Adjusted EBITDA as well as important disclosures about the company's use of Adjusted EBITDA).
The Company is investing in the future through (1) research and development, as discussed in the "Emissions Technology" section below resulting in an increase in research and development expenses of $191,055, or 87.3% to $409,779 year over year, (2) selling activities with such expenses increasing by $27,885 year over year and (3) energy production, with the addition of American DG Energy, contributing to the increase in general and administrative expenses of $344,461 year over year.
Loss from operations was $636,286 compared to $245,857 in the prior year comparable period. Similarly, net loss attributable to the Company for the quarter was $754,350 compared to a comprehensive loss for the quarter ended June 30, 2017 of $517,899, a difference of $236,451. The second quarter 2018 results included an unrealized loss on EuroSite Power's common stock of $59,042. In 2017 this loss was presented in "other comprehensive loss" and amounted to an unrealized loss of $224,359. Additionally, as discussed above, certain operating expenses increased due to our committed investment in our future.
"The second quarter of 2018 continued our trend of positive revenue growth quarter-over-quarter. We are seeing a strong uptick in demand for our Tecochill natural gas chiller systems as well as our flagship Inverde product, now certified to the new UL “smart inverter” standard,” Tecogen's Chief Executive Officer Benjamin Locke noted. “While we did not achieve full profitability for the quarter, we expect our strong backlog of over $20 million to drive profitability in future quarters.”
Revenue results were driven by solid growth in service related revenues as well as the addition of energy production revenues provided by American DG Energy. Total services related revenues for the second quarter of 2018 grew 20.6% over the prior year period, primarily due to installation activity, while product revenue decreased by 20.3% compared to the second quarter of 2017.
Overall gross margin for the quarter was 37.4% compared to 39.3% in the second quarter of 2017, within management's targeted 35-40% gross margin range.

Exhibit 99.01

On a combined basis, operating expenses increased to $3,795,880 for the second quarter 2018 from $3,232,479 in the same quarter of 2017. An increase in research and development expenses of 87.3% to $409,779, and selling expenses which rose 4.6% to $635,396, along with the consolidation of American DG Energy's core overhead accounted for the majority of this increase.
Backlog of products and installations was $14.2 million as of the end of the second quarter of 2018 and stood at $21.3 million as of August 10, 2018.
Major Highlights:
Financial

•	Consolidated gross profit for the second quarter of 2018 was $3,159,594 compared to $2,986,622 in the second quarter of 2017, an increase of 5.8%, or $172,972, in gross profit year over year.

•
Product gross margin was 39.9% for the second quarter of 2018 compared to 36.9% for the second quarter of 2017. Product gross margin was primarily helped by the materials and supplier arrangements put in place in previous quarters.

•	Service gross margin declined to 33.6% in the second quarter of 2018 compared to 37.6% for the second quarter of 2017. Service gross margin is impacted by margins realized on installation projects.

•
Energy production gross margin for the second quarter of 2018 was 44.3% compared with the previous year's second quarter, which was an exceptionally strong 57.3% following the completion of the merger with American DG Energy during that quarter. We expect energy production gross margin to fluctuate due to seasonality.

•
On a combined basis, operating expenses rose to $3,795,880 for the second quarter of 2018 from $3,232,479 in the second quarter of 2017. The consolidation of American DG Energy's operations, an increase in research and development expenses of $191,055 and an increase in selling expenses to $635,396 from $607,511 accounted for the year over year increase.

•
Net loss attributable to Tecogen for the three months ended June 30, 2018 was $754,350 compared to $293,540 for the same period in 2017 and comprehensive loss of $517,899 for the same period in 2017. As discussed above, net loss includes an unrealized loss of $59,042 due to market fluctuations in the EuroSite Power common stock owned by American DG Energy due to the implementation of a recent accounting standard change adopted by Tecogen as of January 1, 2018. Prior to this accounting change, unrealized gains and losses on this investment were accounted for as "other comprehensive income (loss)," falling below the net loss line.

•	Net loss per share was $0.03 for the three months ended June 30, 2018 and $0.01 for the comparative period in 2017.

•
On May 4, 2018, the Company and its wholly-owned subsidiaries, American DG Energy and TTcogen LLC, entered into a Credit Agreement with Webster Business Credit Corporation, providing the Company with a line of credit up to $10 million on a revolving secured basis, with availability based on certain accounts receivable and inventory balances.

•
Current assets at quarter end of $23,385,930 were more than double current liabilities of $11,270,213. Current liabilities as of June 30, 2018 included $2,557,817 of short-term debt on the revolving line of credit with Webster.

Sales & Operations

•	Product revenues decreased 20.3% from the same period in 2017 primarily due to timing of equipment deliveries.

•
First half 2018 chiller sales increased 95% over first half 2017 and current chiller backlog increased to a record $6.1 million through Q2 2019. Chiller backlog expected to increase as Tecochill has become the basis of design for many indoor grow facilities.

Exhibit 99.01

•	Additional product developments are underway to expand Tecogen’s exclusive gas cooling technology segment.

•
InVerde cogeneration fleet hit milestone and is surpassing 3.5 million hours of operation since its introduction in 2008. Tecogen has more inverter-based natural gas engine cogeneration systems in operation than any other manufacturer in the US.

•
Tecopower gets an upgrade with a 5% increase in electrical efficiency, reduced gas pressure requirements, and 5 dBa decrease in noise level, resulting in highest savings and quietest operation of any competitive product.

•
Services revenues grew 20.6% year on year, benefiting from increasing penetration in service contracts and favorable operating metrics for the installed fleet. Continued penetration of our 'turnkey lite' offering, which includes custom value-added engineering design work as well as custom factory engineered accessories and load modules, has been a good source of services revenue growth and is expected to continue to develop as an important revenue stream.

•
Current sales backlog of equipment and installations as of August 10, 2018 was $21.3 million, driven by strong traction in both the InVerde and Tecochill product lines, and installation services. As of June 30, 2018, the backlog was $14.2 million compared to $12.7 million as of June 30, 2017, showing a sustainable backlog at this level.

Emissions Technology

•	Our development program for emissions technology in fork trucks with the Propane Education and Research Council (PERC) has concluded.

•
The results have conclusively shown that the Ultera process is highly effective in improving the emissions output from the standard forklift truck and shows a clear path to its certification as a “near-zero” emitting forklift truck under California regulations.

•
Tecogen met with executives from the manufacturer and PERC, for purposes of demonstrating the prototype, at the end of May. The manufacturer has informed us that they would like to proceed to the next steps of the program and provide us with engineering support to enhance the prototype followed by its relocation to their facility for evaluation.

•
At the request of PERC, we submitted a scientific paper describing our forklift program and emissions reduction results for the World LPG Forum in October which is the premier global event for the LPG industry (Liquified Petroleum Gas or commercial propane). Our paper was accepted for presentation at the conference, which is a good opportunity for showcasing the technology to other manufacturers and applications.

•
In June, the company was informed that our Ultera patent was granted in Japan. This patent gives Tecogen exclusive control over the Ultera technology in Japan and augments the Company’s Ultera patent portfolio which also includes the EU, North America and Australia.

•
More recently, the company was informed that its patent application for a corrosion resistant catalyst was granted by the USPO. This is an entirely different aspect of the Ultera intellectual property, not discussed previously, that involves a specialized Ultera catalyst material developed by the company with an outside firm that specializes in catalyst material development. The patented catalyst achieves excellent performance while being nearly impervious to corrosion related to sulfur and other compounds found in some fuels that are important to the Company in expanding applications of Ultera (gasoline, biofuels, and some sources of natural gas and propane).

•
In the area of mobile, gasoline applications of Ultera, our development work continues under company funding subcontracted to a highly-respected, independent institute that specializes in powertrain research. Their work has identified a specific course of research to enhance the Ultera process which we are pursuing.

Commenting on the fork truck project, Tecogen's President and Chief Operating Officer, Robert Panora, stated, "We are very pleased with this outcome and consider this an important step in gaining acceptance of the Ultera technology into higher volume, mobile markets."

Exhibit 99.01

Conference Call Scheduled for Today at 11:00 am ET
Tecogen will host a conference call today to discuss the second quarter results beginning at 11:00 am eastern time. To listen to the call dial (877) 407-7186 within the U.S. and Canada, or (201) 689-8052 from other international locations. Participants should ask to be joined to the Tecogen second quarter 2018 earnings call. Please begin dialing 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for and listen to the webcast, go to https://ir.tecogen.com/financial-results. Following the call, the webcast will be archived for 30 days.
The earnings conference call will be recorded and available for playback one hour after the end of the call through August 28, 2018. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13672659.
About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including natural gas engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company is known for cost efficient, environmentally friendly and reliable products for energy production that, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 35 years, Tecogen has shipped more than 3,000 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde, e+, Ilios, Tecochill, and Ultera are registered trademarks or trademarks pending registration of Tecogen Inc.
Forward Looking Statements

This press release and any accompanying documents, contain “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.
In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.
In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary

Exhibit 99.01

from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.

Tecogen Media & Investor Relations Contact Information:

Benjamin Locke
P: 781-466-6402
E: Benjamin.Locke@tecogen.com

John N. Hatsopoulos
P: 781-622-1120
E: John.Hatsopoulos@tecogen.com

Exhibit 99.01

TECOGEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,015,435	$1,673,072
Accounts receivable, net	11,440,542	9,536,673
Unbilled revenue	4,540,997	3,963,133
Inventory, net	5,533,590	5,130,805
Due from related party	—	585,492
Prepaid and other current assets	855,366	771,526
Total current assets	23,385,930	21,660,701
Property, plant and equipment, net	11,361,440	12,265,711
Intangible assets, net	2,951,033	2,896,458
Goodwill	13,365,655	13,365,655
Other assets	408,129	482,551
TOTAL ASSETS	$51,472,187	$50,671,076

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit, bank	$2,557,817	$—
Accounts payable	4,961,741	5,095,285
Accrued expenses	1,946,301	1,416,976
Deferred revenue	1,804,354	1,293,638
Loan due to related party	—	850,000
Interest payable, related party	—	52,265
Total current liabilities	11,270,213	8,708,164
Long-term liabilities:
Deferred revenue, net of current portion	319,663	538,100
Unfavorable contract liability, net	6,782,608	7,729,667
Total liabilities	18,372,484	16,975,931

Commitments and contingencies (Note 10)

Stockholders’ equity:
Tecogen Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 24,819,646 and 24,766,892 issued and outstanding at June 30, 2018 and December 31, 2017, respectively	24,819	24,767
Additional paid-in capital	56,317,160	56,176,330
Accumulated other comprehensive loss-investment securities	—	(165,317)
Accumulated deficit	(23,695,154)	(22,796,246)
Total Tecogen Inc. stockholders’ equity	32,646,825	33,239,534
Noncontrolling interest	452,878	455,611
Total stockholders’ equity	33,099,703	33,695,145
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$51,472,187	$50,671,076

Exhibit 99.01

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)

	Three Months Ended
	June 30, 2018	June 30, 2017
Revenues
Products	$2,483,657	$3,116,198
Services	4,461,283	3,700,150
Energy production	1,508,225	774,192
Total revenues	8,453,165	7,590,540
Cost of sales
Products	1,491,810	1,965,881
Services	2,962,040	2,307,494
Energy production	839,721	330,543
Total cost of sales	5,293,571	4,603,918
Gross profit	3,159,594	2,986,622
Operating expenses
General and administrative	2,750,705	2,406,244
Selling	635,396	607,511
Research and development	409,779	218,724
Total operating expenses	3,795,880	3,232,479
Loss from operations	(636,286)	(245,857)
Other income (expense)
Interest income and other expense, net	4,830	7,397
Interest expense	(9,802)	(38,082)
Unrealized loss on investment securities	(59,042)	—
Total other expense, net	(64,014)	(30,685)
Loss before provision for state income taxes	(700,300)	(276,542)
Provision for state income taxes	38,864	—
Consolidated net loss	(739,164)	(276,542)
Income attributable to the noncontrolling interest	(15,186)	(16,998)
Net loss attributable to Tecogen Inc.	$(754,350)	(293,540)
Other comprehensive loss - unrealized loss on securities		(224,359)
Comprehensive loss		$(517,899)

Net loss per share - basic and diluted	$(0.03)	$(0.01)
Weighted average shares outstanding - basic and diluted	24,818,459	23,120,351

Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(754,350)	$(293,540)
Interest & other expense, net	64,014	30,685
Income taxes	38,864	—
Depreciation & amortization, net	187,069	178,595
EBITDA	(464,403)	(84,260)
Stock based compensation	38,062	48,842
Merger related expenses	96,800	99,773
Adjusted EBITDA	$(329,541)	$64,355

Exhibit 99.01

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)

	Six Months Ended
	June 30, 2018	June 30, 2017
Revenues
Products	$6,157,163	$5,923,543
Services	9,180,669	7,739,570
Energy production	3,290,760	774,192
Total revenues	18,628,592	14,437,305
Cost of sales
Products	3,900,925	3,722,730
Services	5,744,894	4,482,739
Energy production	1,985,376	330,543
Total cost of sales	11,631,195	8,536,012
Gross profit	6,997,397	5,901,293
Operating expenses
General and administrative	5,540,255	4,615,148
Selling	1,310,514	1,054,963
Research and development	712,009	399,339
Total operating expenses	7,562,778	6,069,450
Loss from operations	(565,381)	(168,157)
Other income (expense)
Interest and other income	3,758	6,184
Interest expense	(22,815)	(69,784)
Unrealized loss on investment securities	(78,723)	—
Total other expense, net	(97,780)	(63,600)
Loss before provision for state income taxes	(663,161)	(231,757)
Provision for state income taxes	38,864	—
Consolidated net loss	(702,025)	(231,757)
Income attributable to the noncontrolling interest	(31,567)	(16,998)
Net loss attributable to Tecogen Inc.	$(733,592)	(248,755)
Other comprehensive loss - unrealized loss on securities		(224,359)
Comprehensive loss		$(473,114)

Net loss per share - basic and diluted	$(0.03)	$(0.01)
Weighted average shares outstanding - basic and diluted	24,811,034	21,587,589

Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(733,592)	$(248,755)
Interest & other expense, net	97,780	63,600
Depreciation & amortization, net	386,250	242,876
EBITDA	(210,698)	57,721
Stock based compensation	78,478	97,684
Merger related expenses	106,410	118,853
Adjusted EBITDA	$(25,810)	$274,258

Exhibit 99.01

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
	June 30, 2018	June 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net loss	$(702,025)	$(231,757)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, accretion and amortization, net	386,250	242,876
Gain on contract termination	(124,732)	—
Provision on inventory reserve	1,000	25,609
Stock-based compensation	78,478	97,684
Non-cash interest expense	—	389
Loss on sale of assets	13,343	2,909
Provision for losses on accounts receivable	4,395	1,335
Changes in operating assets and liabilities, net of effects of acquisitions
(Increase) decrease in:
Accounts receivable	(1,732,029)	355,740
Unbilled revenue	(345,324)	(952,864)
Inventory, net	(403,785)	(1,242,782)
Due from related party	585,492	(118,612)
Prepaid expenses and other current assets	(83,840)	(99,601)
Other non-current assets	74,424	65,687
Increase (decrease) in:
Accounts payable	(1,017,610)	786,419
Accrued expenses and other current liabilities	529,325	(10,362)
Deferred revenue	247,669	176,852
Interest payable, related party	(52,265)	8,523
Net cash used in operating activities	(2,541,234)	(891,955)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(149,453)	(209,265)
Proceeds from sale of assets	3,606	—
Purchases of intangible assets	(149,264)	(22,539)
Cash acquired in asset acquisition	442,786	971,454
Expenses associated with asset acquisition	(900)	—
Payment of stock issuance costs	—	(365,566)
Distributions to noncontrolling interest	(34,300)	—
Net cash provided by investing activities	112,475	374,084
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving line of credit	5,053,453	—
Payments on revolving line of credit	(2,350,625)	—
Payments for debt issuance costs	(145,011)	—
Proceeds from the exercise of stock options	63,305	114,034
Payment on loan due to related party	(850,000)	—
Net cash provided by financing activities	1,771,122	114,034
Change in cash and cash equivalents	(657,637)	(403,837)
Cash and cash equivalents, beginning of the period	1,673,072	3,721,765
Cash and cash equivalents, end of the period	$1,015,435	$3,317,928

Supplemental disclosures of cash flows information:
Cash paid for interest	$79,079	$—
Cash paid for taxes	$38,864	$—
Issuance of stock to acquire American DG Energy	$—	$18,745,007
Issuance of Tecogen stock options in exchange for American DG Energy options	$—	$114,896

Exhibit 99.01

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about EBITDA (net income attributable to Tecogen Inc adjusted for interest, depreciation and amortization, stock based compensation expense, unrealized loss on investment securities and merger related expenses), which is a non-GAAP measure.  The Company believes EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.